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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 29, 2002


                                    L90, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                    000-28893             95-4761069
---------------------------------      -----------           ------------
(State or other jurisdiction          (Commission           (IRS Employer
of incorporation or organization)     File Number)          Identification No.)

4499 Glencoe Avenue
Marina del Rey, California                         90292
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(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (310) 751-0200


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Item 5.       Other Events.

              On June 29, 2002, L90, Inc. ("L90") entered into a definitive agreement to change its structure to a holding company format pursuant to the provisions of Section 251(g) of the Delaware General Corporations Law and, immediately following the reorganization, to acquire all of the outstanding capital stock of DoubleClick Media Inc. ("DoubleClick Media"), a Delaware corporation and wholly-owned subsidiary of DoubleClick Inc., a Delaware corporation ("DoubleClick"). The reorganization and acquisition will be implemented pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 29, 2002, by and among L90, MaxWorldwide, Inc., a Delaware corporation and newly formed wholly-owned subsidiary of L90 ("MaxWorldwide"), DoubleClick, DoubleClick Media, Picasso Media Acquisition, Inc., a Delaware corporation and newly formed wholly owned subsidiary of MaxWorldwide ("Picasso Media") and Lion Merger Sub, Inc., a Delaware corporation and newly formed wholly-owned subsidiary of MaxWorldwide ("Lion Sub"). A copy of the Merger Agreement is attached hereto as an exhibit and is incorporated by reference herein.

              Pursuant to the Merger Agreement, Lion Sub will merge with and into L90 which will become a wholly-owned subsidiary of MaxWorldwide (the "L90 Merger") and Picasso Media will merge with and into DoubleClick Media which will also become a wholly-owned subsidiary of Max Worldwide (the "DoubleClick Merger").

              Under the terms of the Merger Agreement, the L90 Merger will be effected by the conversion of all of the shares of common stock of Lion Sub into common stock of L90, the conversion of all of the shares of common stock of L90 into common stock of MaxWorldwide and the cancellation of all of the shares of common stock of MaxWorldwide issued and outstanding immediately prior to the L90 Merger. As a result of the L90 Merger, the stockholders of L90 will become the owners of the same number and type of shares of stock of MaxWorldwide as they hold in L90 prior to the merger. Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), these shares of stock of MaxWorldwide to be issued to the stockholders of L90 will be deemed to be registered under Section 12(b) of the Exchange Act. MaxWorldwide will submit an application for the Max Worldwide Common Stock to be listed on the Nasdaq National Market and to trade under the ticker symbol "MAXW." It is intended that this reorganization will not result in a stockholder of L90 recognizing a gain or loss for United States federal income tax purposes.

              The DoubleClick Merger will be effected by the conversion of all of the shares of common stock of DoubleClick Media into 4.8 million shares of common stock of MaxWorldwide (representing 16.1% of the shares of MaxWorldwide after giving effect to the DoubleClick Merger), $5 million cash and the right to receive up to $6 million cash contingent upon the achievement of certain milestones.


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              A copy of the press release announcing these events is attached hereto as an exhibit and is incorporated by reference herein.

Item 7.       Financial Statements and Exhibits.

              (c) Exhibits.

              2.1 Agreement and Plan of Merger by and among L90, Inc., MaxWorldwide, Inc., DoubleClick Inc., DoubleClick Media Inc., Picasso Media Acquisition, Inc. and Lion Merger Sub, Inc., dated June 29, 2002

              99.1 Press Release dated July 1, 2002



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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 1, 2002                            L90, INC. a Delaware
                                        corporation


                                        By: /s/ Peter M. Huie
                                            --------------------------------
                                        Peter M. Huie, General Counsel, Vice
                                        President, Secretary



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                                  EXHIBIT INDEX

Document Description                                         Exhibit No.
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Agreement and Plan of Merger by and among L90,                   2.1
Inc., MaxWorldwide, Inc., DoubleClick Inc.,
DoubleClick Media Inc., Picasso Media Acquisition,
Inc. and Lion Merger Sub, Inc., dated June 29, 2002

Registrant's Press Release dated July 1, 2002                   99.1